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[EXHIBIT] 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated August 20, 1998 (except with respect to the matter discussed in Note 20, as to which date is October 15, 1998) included in this Form 10-K.

                                              /s/ ARTHUR ANDERSEN LLP


SAN FRANCISCO, CALIFORNIA
October 15, 1998